                        HOUSECALL MEDICAL RESOURCES

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                         ----------------------
                               FORM 8-K\A No. 1
                         ----------------------

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                         Date of Report: June 30, 1996
                         ----------------------

                        HOUSECALL MEDICAL RESOURCES, INC.
            ------------------------------------------------------
            (Exact name of Registrant as Specified in its Charter)

   Delaware                              0-28134                   58-2114917
- --------------------------------------------------------------------------------
(State or other Jurisdiction     (Commission File Number)      (IRS Employer
of Incorporation or                                          Identification No.)
Organization)

     1000 Abernathy Road, Building 400, Suite 1825, Atlanta, Georgia 30328
     ---------------------------------------------------------------------
          (Address of principal executive offices)              (Zip Code)

      Registrant's telephone number, including area code:  (770) 379-9000

                                Not Applicable
        -------------------------------------------------------------
        (Former name or former address, if changed since last report)

Item 2: Acquisition of Assets

         On June 30, 1996, Housecall Medical Resources, Inc. (the "Company" or the "Registrant") consummated the acquisition of the primary operating assets of R.N. Registry, Inc. ("R.N. Registry"), an Indiana corporation, located in Indianapolis, Indiana. R.N. Registry is the owner of a home health agency that is authorized to provide Medicare/Medicaid certified and private duty home health services in the following Indiana counties: Boone; Hamilton; Hancock; Hendricks; Johnson; Madison; Marion; Morgan; Rush; Shelby and Tipton.

         Consideration for the acquisition consisted of $225,000 in cash (including approximately $55,000 in acquisition costs), and the assumption of $283,000 in liabilities. The acquisition will be accounted for as a purchase, with the acquired assets being recorded at their respective fair market values. In connection with the acquisition, certain of the principal shareholders of R.N. Registry executed non-compete agreements with the Company.

         The acquisition of the agency from R.N. Registry is a further step in the Company's efforts to build critical mass and enhance its presence in the State of Indiana, where the Company otherwise owns four agencies. R.N. Registry has had operations in Indiana since 1992, and for its fiscal year ended December 31, 1995, had net revenues of approximately $868,000 and an operating loss of $271,000. The Company has been providing management and support services to R.N. Registry's agency since April 1994, and was paid approximately $134,000 in management fees by R.N. Registry during its fiscal year ended December 31, 1995.

Item 7: Financial Statements

          (a) Financial Statements of Business Acquired

         Financial statements of R.N. Registry, Inc. ("R.N. Registry"), including the balance sheet as of December 31, 1995, and the related statements of operations, Capital deficiency, and cash flows for the year then ended, including the report of independent auditors.

         Unaudited condensed financial statements of R.N. Registry as of and for the nine months ended March 31, 1996.

                        Report of Independent Auditors

The Board of Directors and Stockholders
R.N. Registry, Inc.

We have audited the accompanying balance sheet of R.N. Registry, Inc. as of December 31, 1995 and the related statements of operations, capital deficiency and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of R.N. Registry, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                               ERNST & YOUNG LLP

Atlanta, Georgia
September 9, 1996

                              R.N. Registry, Inc.

                                 Balance Sheet

                               December 31, 1995

Assets

Current assets:
  Accounts receivable, net                                                             $ 109,705
  Other current assets                                                                     7,933
                                                                                       ---------
Total current assets                                                                     117,638

Other assets                                                                               3,500
Property and equipment, net                                                                4,532
                                                                                       ---------
                                                                                       $ 125,670
                                                                                       =========
Liabilities and capital deficiency

Current liabilities:
  Cash overdraft                                                                       $  23,281
  Estimated third party settlements                                                      157,020
  Accounts payable                                                                        13,296
  Accrued payroll and related expenses                                                    90,452
  Interest payable to stockholders                                                         9,885
  Notes payable to stockholders and former employees                                     138,600
  Other notes payable                                                                     64,863
                                                                                       ---------
                                                                                         497,397

Capital deficiency:
  Common stock, no par value, 100 shares authorized, 91 shares issued                     65,157
  Accumulated deficit                                                                   (436,884)
                                                                                       ---------
        Total capital deficiency                                                        (371,727)
                                                                                       ---------
                                                                                       $ 125,670
                                                                                       =========

                            See accompanying notes.

                              R.N. Registry, Inc.

                            Statement of Operations

                         Year ended December 31, 1995


Net revenues                                                                     $      868,442

Operating expenses:
  Patient care                                                                          591,932
  General and administrative                                                            525,716
  Provision for doubtful accounts                                                         4,684
  Depreciation                                                                              455
                                                                                 --------------
          Total operating expenses                                                    1,122,787
                                                                                 --------------
Loss from operations                                                                   (254,345)

Interest expense                                                                        (16,279)
                                                                                 ==============
Net loss                                                                         $     (270,624)
                                                                                 ==============

                            See accompanying notes

                              R.N. Registry, Inc.

                      Statement of Capital Deficiency



                                                   Common               Accumulated
                                                    Stock                 Deficit                 Total
                                                -------------           -------------          -------------
  Balance at January 1, 1995                    $    55,157             $  (166,260)           $  (111,103)


  Exchange of note payable
    for common stock                                 10,000                 -                       10,000
  Net loss                                               -                 (270,624)              (270,624)
                                                -------------           -------------          -------------
  Balance at December 31, 1995                  $    65,157             $  (436,884)           $  (371,727)
                                                =============           =============          =============

                            See accompanying notes.

                              R.N. Registry, Inc.

                            Statement of Cash Flows

                         Year ended December 31, 1995

Operating activities:
Net loss                                                                $    (270,624)

Adjustments to reconcile net loss to net cash used by operating activities:

  Depreciation                                                                    455
  Changes in  operating assets and liabilities:
     Accounts receivable                                                       (4,944)
     Other current assets                                                       3,051
     Accounts payable                                                          (6,922)
     Estimated third party settlements                                         81,404
     Accrued payroll and related expenses                                       7,556
     Interest payable to stockholders                                           9,885
                                                                       ---------------
Net cash used by operating activities                                        (180,139)

Investing activities:
Additions to property and equipment                                            (1,946)
                                                                       --------------
Net cash used by investing activities                                          (1,946)

Financing activities:

Cash overdraft                                                                 10,622
Net proceeds from notes payable to stockholders                                99,600
Net proceeds from other notes payable                                          71,863
                                                                       --------------
Net cash provided by financing activities                                     182,085
                                                                       --------------
Net decrease in cash and cash equivalents                                           -
Cash at beginning of year                                                           -
                                                                       --------------
Cash at end of year                                                    $            -
                                                                       ==============

Supplemental disclosure of cash flow information

Interest paid                                                          $        6,394

                            See accompanying notes.

                              R.N. Registry, Inc.

                         Notes to Financial Statements

                               December 31, 1995

1.    Description of Business

R. N. Registry, Inc. (the "Company") was incorporated and commenced operations in December 1990. The Company's principal line of business is to provide home health services within an eleven county radius in central Indiana.

On June 30, 1996, Housecall Medical Resources, Inc. acquired all of the operating assets of R. N. Registry, Inc. No adjustment has been made to the carrying values of the assets and liabilities in the accompanying financial statements related to this transaction.

2.    Summary of Significant Accounting Policies

Property and Equipment

Property and equipment are recorded at cost. Deprecation and amortization are computed using the straight-line method over lives ranging from 5 to 15 years.

Income Taxes

Income taxes have been provided in accordance with Statement of Financial Accounting Standards No. 109.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

Concentration of Credit Risk

The Company's principal financial instruments subject to potential concentration of credit risk are its trade accounts receivable. At December 31, 1995, approximately $59,000 of net accounts receivable were due from Medicare. The concentration of credit risk with respect to accounts receivable from non-governmental payors is limited due to the large number of payors and their dispersion across many different insurance companies and individuals.

3.     Net Revenues

Payments for services rendered to patients covered by Medicare and Medicaid programs are generally less than billed charges. Provisions for contractual adjustments are made to reduce charges to these patients to estimated receipts based upon the program's principles of payment generally based on cost reimbursement determined on a retrospective basis. Final settlements under these programs are subject to administrative review and audit, and provisions are currently made for adjustments which may result during the period in which such adjustments become known. Contractual provisions are deducted from gross patient service revenues to arrive at net revenues.

                              R.N. Registry, Inc.

    3.    Net Revenues (continued)

    The following represents amounts included in the determination of net revenues:

         Gross revenues                                        $1,203,483
         Less provision for contractual adjustments              (335,041)
                                                           ----------------
         Net revenues                                          $  868,442
                                                           ================

    The Company derived approximately 70% of its gross revenues from services provided under the Medicare and Medicaid programs for the year ended December 31, 1995.

    In the ordinary course of business, the Company renders services to patients who are financially unable to pay. In 1995, such charity care was not significant.

    4.     Leases

    The Company leases office space and equipment under operating lease agreements through the year 2000.

    Aggregate rental expense under all operating leases was approximately $14,000 for the year ended December 31, 1995.

    Approximate future annual lease payments under operating leases with initial non-cancelable lease terms in excess of one year are as follows:

                                                          Year Ending
                                                          December 31,
                                                        ---------------
              1996                                       $      35,225
              1997                                              34,673
              1998                                              33,652
              1999                                              31,588
              2000                                              21,059
                                                        ---------------
                                                         $     156,197
                                                        ===============

    5.   Property and Equipment

    Property and equipment, at cost, consists of:

         Furniture and equipment                         $       12,639
         Less:  Accumulated depreciation                         (8,107)
                                                        ------------------
                                                         $        4,532
                                                        ==================

                              R.N. Registry, Inc.

6.   Notes Payable

Short-term borrowings at December 31, 1995 are as follows:

         Notes payable to stockholders                     $     131,600
         Note payable to former employee                           7,000
         Note payable to management company                       54,863
         Note payable - other                                     10,000
                                                         ------------------
                                                           $     203,463
                                                         ==================

The notes payable to stockholders consists of 14 unsecured notes totaling $126,000 bearing interest of 10% for the first 90 days and 21% thereafter, with no repayment terms and an unsecured $5,000 note that bears interest at 13% for the first 90 days and 21% thereafter.

The note payable to the former employee arose out of the settlement of litigation with the employee. The note is due in $1,000 monthly installments with no interest payable on the balance.

The note payable to the management company bears an interest rate of 12% and is payable in monthly installments of $4,875 for a period of twelve months. The note is unsecured.

The note payable - other consists of an unsecured $10,000 note bearing an interest rate of 21%.

7.   Management Contract

In 1995, the Company paid approximately $134,000 in management fees to Houseall Medical Resources Inc. for administrative and claims processing services.

8.   Common Stock

During 1995, the Company issued 10 shares of common stock to retire a $10,000 note payable.

9.   Professional and Liability Risks

The Company maintains general and professional liability insurance with independent insurance carriers on an occurrence basis.

10.   Retirement Plan

The Company's employees may participate in a defined contribution plan upon attaining one year of service and twenty-one years of age. Company contributions to the plan is at the discretion of the Company. For the year ended December 31, 1995, the Company made no contributions to the plan.

                              R.N. Registry, Inc.

10.   Income Taxes

Due to the uncertainty of future operating income levels, the net deferred tax asset of approximately $163,000 at December 31, 1995 has been offset by a valuation allowance of the same amount. The valuation allowance changed by approximately $100,000 in 1995. Deferred tax assets relate primarily to net operating loss carryforwards.

At December 31, 1995, the Company had net operating loss carryforwards of approximately $250,000 which expire starting in 2004.

                              R.N. Registry, Inc.
                       Unaudited Condensed Balance Sheet

                             As of March 31, 1996

Assets

Current assets:

  Accounts receivable, net                                  $        102,099
  Other current assets                                                 7,376
                                                             ---------------
      Total current assets                                           109,475

  Property and equipment, net                                          5,902

  Other assets                                                         3,500
                                                             ===============
                                                            $        118,877
                                                             ===============

Liabilities and Capital deficiency

  Cash overdraft                                            $         59,012
  Estimated third party settlement                                   157,020
  Accounts payable                                                    37,071
  Notes payable                                                      207,898
  Interest payable to stockholder                                      9,885
  Other accrued liabilities                                           56,650
                                                             ---------------
      Total current liabilities                                      527,536

  Capital deficiency:

    Common stock                                                      65,157
    Accumulated deficit                                             (473,816)
                                                              ---------------
      Total Capital deficiency                                      (408,659)
                                                              ---------------
                                                              $      118,877
                                                              ===============

See note to condensed financial statements

                              R.N. Registry, Inc.
                  Unaudited Condensed Statement of Operations

                       Nine months ended March 31, 1996

Net revenues                                                   $    697,907
Operating expenses:
  Patient care                                                      449,496
  General and administrative                                        401,559
  Provision for doubtful accounts                                     5,471
  Depreciation and amortization                                       1,250
                                                              -------------
    Total operating expenses                                        857,776

  Loss from operations                                             (159,869)

Interest expense, net                                                11,814
                                                             --------------
Net loss                                                           (171,683)
                                                             ==============


See note to condensed financial statements

                               R.N. Registry, Inc.

                   Unaudited Condensed Statement of Cash Flows

                        Nine months ended March 31, 1996

Cash flows from operating activities                           $    (158,345)

Cash flows from investing activities                                  (3,570)

Cash flows from financing activities                                 161,915
                                                                ------------
Net decrease in cash                                                       -
Cash at beginning of period                                                -
                                                                ------------
Cash at end of period                                           $          -
                                                                ============



See note to condensed financial statements

                              R.N. Registry, Inc.

              Notes to Condensed Financial Statements (Unaudited)

                                March 31, 1996

Note 1:  Basis of Presentation and Significant Accounting Policies

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments consisting of normal recurring accruals considered necessary for a fair presentation have been included. Operating results for the nine month period ended March 31, 1996 are not necessarily indicative of the results that may be expected for the year ended June 30, 1996.

Item 7: Financial Statements

         (b) Financial Statements of Business Acquired

                       Housecall Medical Resources, Inc.
                   Unaudited Pro Forma Financial Information

         The following unaudited pro forma balance sheet as of March 31, 1996 assumes that the acquisition of R.N. Registry, which was accounted for as a purchase, had occurred on that date. The unaudited pro forma statement of operations for the year ended June 30, 1995 is presented to show the effects as if the acquisition had occurred on July 1, 1994, as well as, the pro forma statement of operations for the nine months ended March 31, 1996 is presented to show the effects as if the acquisition had occurred on July 1, 1995. These pro forma statements do not necessarily reflect the financial position and results of operations as they would have been if the Company had completed the acquisitions on the dates indicated above. The unaudited pro forma financial information should be read in conjunction with the separate financial statements and notes thereto of the Company and R.N. Registry.

                       Housecall Medical Resources, Inc.
                  Unaudited Pro Forma Condensed Balance Sheet

                             As of March 31, 1996

                                (in thousands)

                                              As              R.N.          Pro Forma            Pro Forma
                                           Reported         Registry       Adjustments           Combined
                                         --------------   --------------  --------------       --------------
Assets
Current assets:
  Cash and cash equivalents              $       4,603    $               $       (225) (A)    $       4,378
  Accounts receivable, net                      32,847             102            (204) (B)           32,745
  Income taxes receivable                        1,185                                                 1,185
  Deferred income taxes                            756                                                   756
  Other current assets                           2,746               7              (7) (B)            2,746
                                         --------------   --------------  --------------       --------------
      Total current assets                      42,137              109           (436)               41,810

  Property and equipment                         6,313                6              1 (B)             6,320
  Excess of cost of acquired businesses
    over fair value of net assets               53,016                             501 (B)            53,517
    acquired

  Deferred financing costs                       1,489                                                1,489
  Other assets                                     548                4             (4) (B)             548
                                         ==============   ==============  ==============       ==============
                                         $     103,503    $         119   $         62         $     103,684
                                         ==============   ==============  ==============       ==============

Liabilities and stockholders' equity

  Accounts payable                       $      10,099    $          96   $        (96) (B)    $      10,099
  Accrued payroll and other
   liabilities                                  11,263              224            (43) (B)           11,444

  Current portion of long-term debt
   and capital lease obligations                 5,761              208           (208) (B)            5,761
                                         --------------   --------------  --------------       --------------
      Total current liabilities                 27,123              528           (347)               27,304

  Long-term debt                                44,040                                                44,040
  Capital lease obligations                      1,417                                                 1,417
  Other long-term liabilities                    1,897                                                 1,897
  Commitments and contingencies
  Series A Preferred Stock (redeemable),
    $1 par value, 200,000 shares                   168                                                   168
    authorized
  Additional paid-in-capital on redeemable
    preferred stock                             19,361                                                19,361
  Stockholders' equity:
    Preferred stock, $.10 par value 9,800,000
      shares authorized, no shares issued
      and outstanding                                -                                                     -
    Common stock, $.01 par value 30,000,000
      shares authorized, 6,078,900 shares
      issued and outstanding                        61               65            (65) (B)               61
    Additional paid-in-capital on common
      stock                                      8,835                                                 8,835
    Retained earnings                              601            (474)             474 (B)              601
                                         --------------   --------------  --------------       --------------
      Total stockholders' equity                 9,497            (409)             409                9,497
                                         --------------   --------------  --------------       --------------
                                       $       103,503  $          119  $            62      $       103,684
                                         ==============   ==============  ==============       ==============

                       Housecall Medical Resources, Inc.
                    Notes to Unaudited Pro Forma Condensed
                                 Balance Sheet

The pro forma adjustments are:

A) Reflects the adjustment to cash of $225,000 to finance the acquisition. For the purposes of the pro forma balance sheet, it is assumed to have taken place on March 31, 1996.

B) Records the adjustments to reflect the fair market value of the assets acquired as of the effective date of the acquisition.

                       Housecall Medical Resources, Inc.
                  Unaudited Pro Forma Statement of Operations

                           Year Ended June 30, 1995
                     (in thousands, except per share data)

                                                As             R.N.           Pro Forma            Pro Forma
                                             Reported        Registry        Adjustments            Combined
                                          ---------------  --------------   --------------       ---------------
Net revenues                              $       84,219    $        943     $      (136) (A)     $      85,026
Operating expenses:
  Patient care                                    42,879             654                                 43,533
  General and administrative                      34,069             500            (136) (A)            34,433
  Provision for doubtful accounts                  3,395               0                                  3,395
  Depreciation and amortization                    1,568               0               13 (B)             1,581
                                          ---------------  --------------   --------------       ---------------
    Total operating expenses                      81,911           1,154            (123)                82,942

Income (loss) from operations                      2,308           (211)             (13)                 2,084

Interest expense, net                                902               7              (7) (C)               902
                                          ---------------  --------------   --------------       ---------------

Income (loss) before income taxes                  1,406           (218)              (6)                 1,182

Income taxes                                         709               0             (85) (D)               624

                                          ---------------  --------------   --------------       ---------------
Net income (loss)                                    697           (218)               79                   558

Series A Preferred Stock
    dividend and accretion                         1,327               0                0                 1,327
                                          ---------------  --------------   --------------       ---------------

Net loss attributable to common
    stockholders                        $          (630) $         (218)  $            79      $          (769)
                                          ===============  ==============   ==============       ===============

Net loss per common share:              $         (0.10)                                       $         (0.12)
                                          ===============                                        ===============

Weighted average common and
    common equivalent shares
    outstanding                                    6,283                                                  6,283
                                          ===============                                        ===============


                       Housecall Medical Resources, Inc.
                  Unaudited Pro Forma Statement of Operations

                       Nine months ended March 31, 1996

                     (in thousands, except per share data)


                                                As             R.N.           Pro Forma            Pro Forma
                                             Reported        Registry        Adjustments            Combined
                                          ---------------  --------------   --------------       ---------------
Net revenues                               $     158,306    $        697     $       (96) (A)     $     158,907
Operating expenses:
  Patient care                                    72,560             449                                 73,009
  General and administrative                      70,586             401             (96) (A)            70,891
  Provision for doubtful accounts                  5,059               6                                  5,065
  Depreciation and amortization                    2,395               1                9 (B)             2,405
                                          ---------------  --------------   --------------       ---------------
    Total operating expenses                     150,600             857             (87)               151,370

Income (loss) from operations                      7,706           (160)              (9)                 7,537

Interest expense, net                              3,742              12             (12) (C)             3,742
                                          ---------------  --------------   --------------       ---------------

Income (loss) before income taxes                  3,964           (172)                3                 3,795

Income taxes                                       1,705               0             (64) (D)             1,641

                                          ---------------  --------------   --------------       ---------------
Net income (loss)                                  2,259           (172)               67                 2,154

Series A Preferred Stock

    dividend and accretion                         1,658               0                0                 1,658
                                          ---------------  --------------   --------------       ---------------

Net income (loss) attributable

    to common stockholders              $            601 $         (172)  $            67      $            496
                                          ===============  ==============   ==============       ===============

Net income per common share:            $           0.08                                       $           0.07
                                          ===============                                        ===============

Weighted average common and
    common equivalent shares

    outstanding:                                   7,175                                                  7,175
                                          ===============                                        ===============


                       Housecall Medical Resources, Inc.
                         Notes to Unaudited Pro Forma
                           Statements of Operations

The pro forma adjustments are:

A) Reflects an adjustment to remove the management fee income and expense recorded on Housecall Medical Resources and R.N. Registry's statement of operations, respectively.

B) Reflects an adjustment in depreciation and amortization expense arising from the acquisition of R.N. Registry based upon an allocation of the purchase price. Depreciation for property and equipment is being computed for a period of 5 - 15 years. Amortization of goodwill is being computed for a period of 40 years.

C) Reflects a reduction in interest expense arising from the acquisition of R.N. Registry. The notes payable that existed prior to acquisition were not assumed as part of the purchase.

D) Reflects an adjustment to income taxes arising from the pro forma adjustments.

                                  Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

                       Housecall Medical Resources, Inc.
                       ---------------------------------
                                 (Registrant)


September 13, 1996           /s/ Harold W. Small
                                 Harold W. Small
                            Chief Operating Officer